UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 6, 2010
_______________________________________________________________

HOME TOUCH HOLDING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+6013 398 3183
(Registrant’s telephone number, including area code)

703 Liven House, 61-63 King Yip Street,
Kwun Tong, Hong Kong
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases.  The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions.  Our actual results may differ materially from results anticipated in these forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Union Hub and Disposal of Home Touch Limited

On December 6, 2010, Home Touch Holding Company, or the Company, we,our or us, consummated a share exchange, or the Share Exchange, pursuant to which Wooi Khang Pua and Kok Wai Chai, or the UHT Shareholders, transferred to us all of the issued and outstanding shares of Union Hub Technology Sdn. Bhd., a company organized under the laws of Malaysia, or UHT, in exchange for the issuance of 16,500,000 shares of our common stock, par value $0.001 per share, or the Common Stock.  The Share Exchange was made pursuant to the terms of a Share Exchange Agreement, or the Exchange Agreement, by and among, and the Company, the UHT Shareholders and UHT.  As result of the Share Exchange, UHT became our wholly owned subsidiary.  We relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in issuing the UHT Shares.

Concurrently with the Share Exchange, we sold to Up Pride Investments Limited, a British Virgin Islands limited liability company owned by David Gunawan Ng, and Magicsuccess Investments Limited, a British Virgin Islands limited liability company owned by Stella Wai Yau, all of the issued and outstanding securities of Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL, for cash consideration of $20,000.  In connection with the sale, Mr. Ng and Ms. Yau, our former founders and executive officers, resigned from their positions on our board of directors.  Our smart home business was conducted through HTL, and as result of the sale, we ceased our smart home business operations.  The sale of HTL securities was made pursuant to the terms of a Common Stock Purchased Agreement, or the Common Stock Purchase Agreement, by and among the Company, HTL, Up Pride Investments Limited and Magicsuccess Investments Limited.  We relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in selling the HTL securities.

A copy of the Exchange Agreement and the Common Stock Purchase Agreement are incorporated herein by reference and arefiled as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K.  The description of the transactions contemplated by the Exchange Agreement and the Common Stock Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

DESCRIPTION OF BUSINESS

History

Home Touch Holding Company was incorporated in the state of Nevada on January 26, 2009.  It was originally formed as a holding company for our smart home business, which is conducted through our wholly owned subsidiary, Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL.  On January 26, 2009, we acquired HTL through a share exchange transaction in which we exchanged 40,000,000 shares of our Common Stock for 10,000 shares of HTL common stock.  HTL was originally organized under the name Lexing Group Limited in July 2004 and was subsequently renamed Home Touch Limited in 2005.

On July 15, 2010, we effectuated a 1-for-20 reverse stock split, or the Reverse Split, of all issued and outstanding shares of the Company's Common Stock in connection with our plans to attract additional financing and potential business opportunities.  As a result of the Reverse Split, our issued and outstanding shares decreased from 40,000,000 to 2,000,000.

On September 27, 2010, we filed a report on Form 8-K disclosing the sale to certain accredited investors on September 21, 2010, of an aggregate of 1,500,000 shares of our Common Stock at a per share price of $0.10, or $150,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $145,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  Weng Kung Wong, who was appointed our Chief Executive Officer and director on November 15, 2010, purchased 375,000 shares of our Common Stock in this transaction.

On November 15, 2010, we consummated the sale to certain accredited investors of an aggregate of 80,000,000 shares of our Common Stock at a per share price of $0.01, or $800,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $795,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.  Weng Kung Wong, our Chief Executive Officer and director, purchased an additional 12,750,000 shares of our Common Stock in this transaction.

A change of control occurred in connection with the sale of such shares.  David Ng and Stella Wai Yau resigned from their positions as President and Chief Executive Officer of the Company, and as Chief Financial Officer, Chief Operating Officer and Secretary of the Company effective November 15, 2010.  The following individuals were appointed to serve as executive officers of the Company:

Name	Office
Weng Kung Wong	Chief Executive Officer
Liong Tat Teh	Chief Financial Officer
Sek Fong Wong	Secretary

Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were further appointed to serve on our board of directors.

On December 6, 2010, we acquired Union Hub Technology Sdn. Bhd., a company incorporated under the laws of Malaysia, through the Share Exchange.  Pursuant to the Share Exchange, we acquired from the UHT Shareholders all of the issued and outstanding shares of UHT in exchange for the issuance of 16,500,000 shares of our Common Stock.  As a result of the Share Exchange, UHT became our wholly owned subsidiary.  The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Concurrently with the Share Exchange, we sold to Up Pride Investments Limited, a British Virgin Islands limited liability company owned by David Gunawan Ng, and Magicsuccess Investments Limited, a British Virgin Islands limited liability company owned by Stella Wai Yau, all of the issued and outstanding securities of Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL, for cash consideration of $20,000.  In connection with the sale, Mr. Ng and Ms. Yau, our former founders and executive officers, resigned from their positions on our board of directors.  Our smart home business was conducted through HTL, and as result of the sale, we ceased our smart home business operations.  The sale of HTL securities was made pursuant to the terms of a Common Stock Purchased Agreement, or the Common Stock Purchase Agreement, by and among the Company, HTL, Up Pride Investments Limited and Magicsuccess Investments Limited.  We relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in selling the HTL securities.

Our corporate structure is set forth below;

Home Touch Holding Company, a Nevada corporation

Union Hub Technology Sdn. Bhd., a Malaysia corporation

We are now engaged in the design, development and operation of one or more technologies that enable a community of users to engage in social networking, research and e-commerce on a mobile platform, or the m-commerce business.  Our m-commerce business is conducted through UHT.

Description of UHT

UHT was registered as a limited liability company under the Companies Act 1965 of Malaysia on February 22, 2008 under the name River Victory Sdn. Bhd. with 100,000 authorized shares at a par value of $0.32 (equivalent to MYR 1).  On April 17, 2008, the company changed its name to SDN Products Sdn. Bhn.  On September 28, 2010, the Company changed its name to Union Hub Technology Sdn. Bhd., its current name.

At inception, UHT issued one share to each of Tham Sun Chui and Chai Sook Tieng.  On September 17, 2010, Ms. Tham and Ms. Chai transferred their shares to Wooi Khang Pua and Kok Wai Chai.  On September 30, 2010, UHT increased its authorized capital from 100,000 shares to 5,000,000 shares and further issued 499,999 shares at par value to each of Mr. Pua and Ms. Chai.

On December 6, 2010, UHT was acquired by Home Touch Holding Company in accordance with the terms of the Exchange Agreement.  Each of Mr. Pua and Ms. Chai received 8,250,000 shares of our Common Stock, or an aggregate of 16,500,000 shares, in exchange for his or her 500,000 shares of UHT shares, respectively.

UHT is a pre-product launch company operating in the online and mobile commerce, or m-commerce, and mobile payment industry.  In July 2010, we began providing IT consulting and programming services in Malaysia as a means of generating revenue.  We seek to develop proprietary technologies specific to the online and mobile environments that enable a community of users to easily and conveniently engage in social networking, e-commerce and research on secure online and mobile platforms.  Through strategic partnerships, acquisitions and or organic development, we also intend to provide additional online and m-commerce services including the delivery of internet and mobile advertisements and the development and operation of one or more loyalty systems to attract and retain a community of buyers, merchants and advertisers.  We plan to launch our website at www.uht.my during the first quarter of 2011.  We expect to launch our m-commerce platform during the second quarter of 2011.  We intend to target users, merchants and advertisers located in Malaysia.

Description of Market Opportunities

According to forecasts by IE Market Research Corporation (IEMR), a Canadian-based provider of market intelligence services, the total number of users of m-payments worldwide in 2009 was 351.4 million, with aggregate gross transaction values of $37.4 billion.  The $37.4 billion is comprised of $7.4 billion in merchandise purchases, $15 billion in prepaid top-ups (replenishing prepaid mobile service accounts) and $15 billion in mobile money transfers.  IEMR forecasts that that the number of global mobile payment users will exceed 500 million in 2010 and 1.06 billion in 2014 with aggregate gross transaction values reaching $1.13 trillion by 2014.  In the Asia Pacific region alone, IEMR forecasts strong growth both in terms of the number of users and transaction values with the number of users projected to exceed 622 million and gross transaction values to reach $316 billion in 2014.  IEMR believes that the transaction market in Asia Pacific will be quite diverse with prepaid top-ups accounting for 25% of the market in 2014.

The m-commerce and m-payment market can be sub-categorized by its implementing technology such as Near Field Communication, or NFC, Short Message Service, or SMS, Wireless Application Protocol, or WAP and Unstructured Supplementary Service Data, or USSD.  According to IEMR, SMS transactions accounted for 76.4% of the m-payment transactions in 2009 and are forecasted to decline to 58.7% in 2014.  NFC transactions accounted for 14.9% of m-payment transactions in 2009 and are forecasted to increase to 32.8% in 2014.  WAP/browser based payments and USSD based transactions accounted for 6% and 2.5%, respectively, and are forecasted to remain the same in 2014.

SMS is the text communication service component of telephone, web or mobile communication systems, using standardized communications protocols that allow for the exchange of short text messages between fixed line or mobile phone devices.  SMS messages are stored and can be accessed after the termination of a transaction.  We believe that SMS is the transaction technology of choice for mobile operators and users due to its ease of use and ubiquity.  We believe that the major advantage of SMS as compared to other protocols is that it does not require investments in mobile networks or user devices and can be implemented in a short period of time.  We believe, however, that end-users are reluctant to transmit sensitive payment information using SMS due to the lack of security of SMS messages.

NFC is an open platform short-range wireless communication technology that enables the exchange of data between devices over about a 10 centimeter (around 4 inches) distance.  An NFC enabled device can communicate with other NFC enabled devices, and is compatible with existing contactless infrastructure already in use for public transportation and payment.  We believe that a key constraint to the broad adoption of NFC is the lack of NFC enabled phones and contactless infrastructure outside of key markets such as Japan.  There may also be fragmentation in standards, depending on the business requirement.

WAP is an industry initiated wireless protocol for presenting and delivering wireless services on wireless devices.  It allows the interoperability of WAP equipment and software with many different network technologies so that telephones equipped with a WAP browser are able to exchange data with any web service.  We believe that constraints to adopting WAP or browser based payments include a perception among users that mobile internet is more expensive and a concern about data charges.  In addition, there may be issues associated with the adaption of online payment models to mobile devices.

USSD is a protocol used by GSM cellular telephones to communicate with the service provider's computers.  USSD can be used for WAP browsing, prepaid callback service, location-based content services, menu-based information services, and as part of configuring the phone on the network.  USSD messages can be up to 182 alphanumeric characters in length.   Unlike SMS messages, USSD messages create a real-time connection during a USSD session.  The connection remains open, allowing a two-way exchange of a sequence of data.  This makes USSD more responsive than services that use SMS. Further, because USSD messages are not stored or forwarded, USSD transactions may be several times faster than SMS transactions.  Current constraints to wide market acceptance include limited network capacity and weak data encryption capability.

Despite the concerns regarding cost and adaption of online payment models to mobile devices, we believe that WAP will be the key to the future of IP-based m-commerce applications.  In addition to allowing for the interoperability between differing network technologies, we believe that WAP based browsers enjoy higher levels of security and will enable end users to transferconfidential data over mobile network.  Initially, different components of our m-commerce platform will incorporate SMS, USSD and WAP protocols.  We expect that our technology will continue to evolve so as to include such standards and protocols as are eventually adopted by the marketplace.

Our Platform and Products; Release Times

With operations based in Malaysia, we are seeking to exploit the growing interest in online and mobile payment and m-commerce products and services in Malaysia and other counties in the Asia Pacific region.  Specifically, we intend to leverage our proprietary technology to create online and mobile platforms with social networking, e-commerce and informational features to attract and retain a dynamic community of buyers, sellers, advertisers and other users.  Social networking features to be incorporated include the ability to create, and share personal photo albums and videos, group discussions, and the reward of activity points for bidding and redemption.  Community members will also be able to access content and post and share information with other members as well as conduct commercial transactions.  Once our platforms become viable and secure, we intend to introduce a variety of synergistic and complementary internet and m-commerce products and services as more fully described below.

Our Online Platform

We plan to launch our online operations during the first quarter of 2011 with the establishment of our website at www.uht.my.  Our website will initially target users, merchants and advertisers located in Malaysia and the Asia Pacific region.  We intend to offer free products and services (such as free gifts and loyalty points) and reduced priced merchandise to attract our initial online consumer community.  Similarly, we intend to offer incentives packages to attract prospective online merchants and advertisers.  We anticipate that our online presence will initially serve as a gateway introduction to our m-commerce platform and will form the basis of our initial m-commerce community.  In the future, we expect that products and services offered through our online platform will also be offered through our m-commerce platform and vice versa.

Our M-Commerce Platform

We intend to launch our m-commerce platform during the second quarter of 2011.  We anticipate that the products and services offered on our m-commerce platform will be similar to products and services offered on our website.  Our mission is to introduce a mobile ecosystem that is as rich and diverse as our online community and to create a platform that will support the use of the mobile device as a payment device in lieu of a card or cash.

Our m-commerce platform will consist of the following components:  (i) set up and configuration; (ii) user authentication; (iii) payment processing; and (iv) payment completion, as illustrated below:

•	Setup & Configuration: To access our m-commerce platform, users will be required to register and make a one-time installation of an applet or application onto their mobile device.
•
Authentication:  After installation, set up and configuration, the subscriber will be asked to authenticate his identity.  User authentication is one of the most important elements to securing payment transactions.  Our subscriber authentication process will be based on SMS messaging authentication, which provides an SMSauthorized account PIN forsafe and secure transactions.

•	Processing: During processing, the subscriber is able to redeem any merchant coupons or loyalty points.
•	Payment Completion:This process takes place once the details have beenauthenticated and the transaction is authorized.

Once a user has obtained access to our m-commerce platform, the subscriber will be able to join a community of other users and engage in social networking, research and e-commerce activities through our online and mobile platforms.

Mobile Ads+Rewards Solution

Our flagship application, Mobile Ads+Rewards, will be introduced upon the launch of our m-commerce platform in the second quarter of 2011.  Our Mobile Ads+Rewards solution incorporates a loyalty based system to enable advertisers to deliver advertisements to a customized target audience via mobile phones and other mobile devices.  Our Mobile Ads+Rewards application consists of the following key functions:

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Dynamic Profiler:  We have developed a proprietary algorithm through which we gather raw data and provide analysis regarding subscriber behavior including spending patterns, purchase history, response to advertisements and demographic data.  We provide our community of advertisers with our analyzed data to enable them to create their customized target customer profile.

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Campaign Creator With Intelligent Matching and Customizable Catalogue:  Together with the advertiser, we create an automated routine campaign that delivers customizable advertisements and promotions to the advertisers’ target audience.  The automated campaign enables advertisers to deliver ads and promotionsatpredetermined times and provides real‐time tracking of subscribers' responses, customizable response messages and real-time matching of subscribers with relevant advertisements and promotions based upon initial responses to prior advertisements and promotions.  We are also able to mass personalize ads and promotions to each subscriber.

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Mobile Rewards:  Our subscribers will be able to earn points based upon the number of views and responses to advertisements and promotions delivered to the subscriber.  These loyalty points can be transferred to the subscriber’s account in real-time and can be integrated with third party reward systems. Loyalty points can be redeemed for goods and services from merchants participating in our m-commerce platform.

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Reports:  We intend to generally track subscriber behavior on our m-commerce platform as well as throughout the lifecycle of an advertising campaign.  This will allow us to make available to our merchants and advertisers reports containing customized, campaign specific information and analysis regarding the impact of their products and advertising or promotional campaigns on their target audience.  Because portions of this information can be made available real time, advertisers have an opportunity to adjust their advertising campaigns based upon actual subscriber responses.

Future Products and Services

Depending upon market response to our m-commerce platform, we anticipate introducing the following products and services during the second or third quarter of 2011:

•	Loyalty/Discount card – A loyalty card that rewards users for all usage of merchants' products and services.
•	Promotional vouchers – Mobile promotional vouchers from our network of merchants;
•	M-Ads – A medium for merchants to post advertisements directed toward members of our m-commerce community based on a traditional per-click model; and
•	M-Merchants – Incentive packages designed to attract and retain merchants to participate in our loyalty card program.

Depending upon the success of our business plan, we may also make the following products and services available on our m-commerce platform by the end of 2011 or the first quarter of 2012:

•	M-Paybills – Manage monthly bills for major utilities and bill payments such as water, electricity, fixed lines, and cable via mobile phones.
•	M-Shopping – Shop with Union Hub's network of merchants and make secure payment via mobile phones.
•	M-Ticketing – Enable customers to buy tickets (e.g. concerts, cinemas, etc.) using loyalty points.
•	M-Gaming – Enable game publishers to tap into our community of subscribers/users via subscription model.
•	M-Catalogue – Browse through comprehensive catalogues of products and purchase products via mobile devices;
•
M-Education – Offer a selection of educational products, such as translation products.  For example, a user can take a picture of Chinese characters and submit it to our server.  Our server will identify the captured image and translate it into the language of the user’s choice.

•	M-Insurance – Enable customers to pay for car insurance and other types of insurance using mobile devices.

Currently, all of our revenue is derived from the provision of IT consulting and programming services.  After the launch of our online presence and m-commerce platform, we expect to generate additional revenue from advertisements, merchandise sales and the facilitation of sales of products and services from our online and m-commerce platforms.  We may also derive revenues from the licensing of our technologies and products.

Our Technology

Secure Digital Wallet Applet

We incorporate digital wallets to facilitate commercial transactions on our m-commerce platform.  Digital wallets are software tools that allow end‐users to store billing, shipping and payment information to enable end-users to automatically complete an online merchant's checkout page.  Digital wallets may be mobile browser plug‐ins or helper applications, stand‐alone client applications or server‐based applications.

Our wallet application facilitates payment transactions via a WAP (Wireless Access Protocol) browser by using personal information such as credit card information and loyalty points stored inside a mobile phone to automatically complete the required fields in the WAP browser.  The data stored in our wallet is protected with a PIN code to authenticate the end‐user to the application.  Our wallet also supports the use of server authentication protocol, data encryption and the use of digital signatures.  Our wallet application is based on WAP as bearer and ECML (Electronic Commerce Modeling Language) as data standard.

mSecure Technology

We believe that one of the fundamental building blocks to a successful m-commerce ecosystem is the presence of a secure payment infrastructure acceptable to both merchants and customers.  We have developed a proprietary protocol, the mSecure technology, which enables buyers and sellers to disseminate payment information in a highly secure environment.  MSecure passes users through four levels of security prior to consummating a payment transaction:

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Level 1 –SIM Card Security:  The user is identified through his mobile Subscriber Identity Module, or SIM, card before processing payment transactions.  A SIM card typically contains simple application logic to carry out m‐payment transactions and is provided by the specific mobile operator.  Through the SIM Application Toolkit technology, or SAT, we are able to configure and programtheSIM card.

•	Level 2 –PIN Protection: The user keys in a 6‐digit SMS authorized security PINinto his mobile phone to actively approve remote payment requests made by the merchants before payment takes place.
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Level 3 – Encrypted Signal:  By leveraging on USSD technology, payment and user identification information is encrypted and transmitted over the mobile networks.  We rely on a hybrid of secret key cryptography (symmetric key) based on multi‐layered algorithms and public (asymmetric) key cryptography to encrypt data.

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Level 4 – Instant Status Feedback / Deactivation:  We provide instant transaction reports for every transaction to enhance authentication and non‐repudiation of mobile transactions.  If a user’s mobile phone is stolen or lost, we can immediately deactivate the user’s account and prevent transactions from occurring.

The mission of our mSecure technology is to encourage users to engage in mobile e-commerce transactions through our m-commerce platform by providing merchants and users with greater control over the payment authentication process and sense of increased security.

Marketing

We intend to focus our early marketing efforts on building brand recognition among prospective participants of our m-commerce platform.  Immediately prior to or concurrently with the launch of our website during the first quarter of 2011, we intend to initiate a broad marketing campaign in Malaysia to promote both our online and m-commerce presence and target prospective merchants and end-users of our m-commerce and online platforms.  Our marketing campaign will include internet advertisements, press releases, electronic ads, traditional printed media advertisements, point of sales materials, sales literature and sponsorship of industry events.

We may also engage in targeted marketing efforts designed to inform potential advertisers and enterprises of the benefits they can achieve through our m-commerce and online platforms as well as targeted consumer marketing in certain geographies.

Sales and Support

We intend to make significant investments to build our sales and support infrastructure.  We intend to expand our sales staff in Malaysia from 4 persons to 30 persons and are in the process of establishing a sales office in Hong Kong.  Our direct advertising sales team will focus on attracting and supporting synergistic companies in Malaysia.  We intend to seek partnerships with merchants, banks and other strategic partners to build and retain a community of merchants and to expand the scope of the products and services offered on our m-commerce platform.  Initially, we intend to focus on the Malaysian market, but expect to expand to additional markets in China and Singapore in the near future.

In addition to direct sales efforts, we intend to bring businesses into our advertising network and m-commerce community through online and mobile sales channels.  We anticipate using technology and automation wherever possible to improve the experience for our merchants and advertisers and to grow our business cost-effectively.  We intend to create an automated online or mobile program to enable advertisers and merchants to establish accounts, create ads, target users, and launch and manage their advertising campaigns.

Major Customers

We did not generate any revenue during our fiscal years ended March 31, 2010 and 2009.  We commenced business operations in July 2010.  During the nine month period ended September 30, 2010, we derived all of our revenues from the provision of IT consulting and programming services to four customers located in Malaysia.  These four customers accounted for 50%, 25%, 15% and 10% of our revenues, respectively.  We are not a party to any long-term agreements with our customers.

Key Vendors

Our m-commerce platform was developed by MWPAY Sdn. Bhd., or MWPAY, an entity affiliated with Wong Weng Kung, our Chief Executive Officer, as a work for hire.  During the fiscal years ended March 31, 2010 and 2009, and the nine month period ended September 30, 2010, MWPAY accounted for all of our purchases.  We are not parties to a long-term agreement with MWPAY, but we have developed a long term business relationship with it.  We expect to continue engaging the services of MWPAY in the near future.  As we grow, we anticipate acquiring or developing the capacity to develop our technologies internally.We do not anticipate difficulties in locating alternative developers if needed.

Competition and Market Position

Our business is characterized by rapid change and converging, as well as new and disruptive, technologies.  We face formidable competition in every aspect of our business, particularly from companies that seek to connect people with information on the web and provide them with relevant advertising.  We face competition from:

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Vertical search engines and e-commerce sites, such as 88db.com, Lelong.com, Amazon.com and eBay.  We compete with these sites because they, like us, are trying to attract users to their web sites to make purchasers and to otherwise search for product or service information.  With an established brand and presence, these sites are also in a position to introduce m-commerce applications which would directly compete with us.

•	Social networks, such as Facebook, Yelp, or Twitter. Some users are relying more on social networks for product or service referrals, rather than seeking information from m-commerce portals like us.
•	Other forms of advertising. We compete against traditional forms of advertising, such as television, radio, newspapers, magazines, billboards, and yellow pages, for ad dollars.
•	Other mobile applications. As the mobile application ecosystem develops further, users are increasingly accessing e-commerce and other sites through those companies’ stand-alone mobile applications.

Our competitors may be local or international enterprises and may have financial, technical, sales, marketing and other resources greater than ours.  These companies may also compete with us in recruiting and retaining qualified personnel and consultants.

Our competitive position will depend on our ability to attract and retain qualified engineers and other personnel, develop effective proprietary products and solutions, achieve economies of scale, develop and implement development and marketing plans, obtain and maintain protection of our intellectual property and secure adequate capital resources.  We compete to attract and retain users of our m-commerce and online products and services.  Most of the products and services we intend to offer to our users are free, so we do not compete on price.  Instead, we expect to compete in this area on the basis of the relevance, usefulness, availability, and ease of use of our products and services.

Neither our users nor our advertisers will be locked in to our m-commerce or online platforms.  For users, other online and m-commerce applications are literally one click away, and there are no costs to switching platforms.  We expect our advertisers to advertise in multiple places, whether mobile, online or offline.  We compete to attract and retain content providers (including content providers for whom we distribute or license content) primarily based on the size and quality of our advertiser base, our ability to help these partners generate revenues from advertising, and the terms of the agreements.

Intellectual Property

We attach great importance to protecting our investment in the research, development and marketing of our brand and technologies.  We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable.  We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction.  Currently, our revenue is derived principally from our operations in Malaysia where intellectual property protection may be limited and difficult to enforce.  In such instances, we may seek protection of our intellectual property through trademarks and measures taken to increase the confidentiality of our findings.

We intend to register trademarks extensively as a means of protecting the brand names of our companies and products.  We intend protect our trademarks vigorously against infringement and also seek to register design protection where appropriate.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements.  Our policy is to require some of our employees to execute confidentiality agreements upon the commencement of employment with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances.  The agreements also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company.  There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet and via mobile platforms. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security, and intellectual property rights are being debated and considered for adoption by many countries throughout the world.  We face risks from some of the proposed legislation that could be passed in the future.

We are subject to domestic and foreign laws regarding privacy and protection of user data.  We intend to post on our web site and on our m-commerce platform our privacy policies and practices concerning the use and disclosure of user data.  Any failure by us to comply with our posted privacy policies or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business.  In addition, the interpretation of data protection laws, and their application to the internet and mobile platform is unclear and in a state of flux.  There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices.  Complying with these varying international requirements could cause us to incur additional costs and change our business practices.  Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In the United States, laws relating to the liability of providers of online and mobile services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content generated by users.  Certain foreign jurisdictions are also testing the liability of providers of online and mobile services for activities of their users and other third parties.  Any court ruling that imposes liability on providers of online and mobile services for activities of their users and other third parties could harm our business.

A range of other laws and new interpretations of existing laws could have an impact on our business.  Various international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  The costs of compliance with these laws may increase in the future as a result of changes in interpretation.  Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating, or requiring licenses for certain businesses of our prospective advertisers, including, for example, distribution of pharmaceuticals, adult content, financial services, alcohol, or firearms, can be unclear.  Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users.

Finally, because our services may be accessible worldwide, foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees, or infrastructure.

Seasonality

Both seasonal fluctuations in internet usage and traditional retail seasonality are likely to affect our business.  We anticipate internet usage to generally slow during the summer months, and commercial queries to increase significantly in the fourth quarter of each year.  These seasonal trends will likely cause fluctuations in our quarterly results, including fluctuations in sequential revenue growth rates.

Insurance

We maintain property, business interruption and casualty insurance which we believe is in accordance with customary industry practices in Malaysia, but we cannot predict whether this insurance will be adequate to fully cover all potential hazards incidental to our business.

Employees

As of December 6, 2010, we had 11employees, allof which are full-time.  Our employees are in the following principal areas:

Operations – 1
Administrative – 4
Sales and Marketing– 4
Management – 2

All employees of the company are located in Malaysia.  None of our employees are members of a trade union.  We believe that we maintain good relationships with our employees, and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

We are required to contribute to the Employees Provident Fund under a defined contribution pension plan for all eligible employees in Malaysia between the ages of eighteen and fifty five.  We are required to contribute a specified percentage of the participant’s income based on their ages and wage level.  The participants are entitled to all of our contributions together with accrued returns regardless of their length of service with the company.  For the years ended March 31, 2010 and 2009, no contributions were made because we had no eligible employees.  For the nine month period ended September 30, 2010, we contributed $2,864 to the Employees Provident Fund.

Corporation Information

Our principal executive offices are located at 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia, Tel: 6013 398 3183.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision.  Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks.  The value of our securities could decline as a result of any of these risks.  You could lose all or part of your investment in our securities.  Some of the statements in “Risk Factors” are forward looking statements.

Risks Related to UHT’s Business and Industry

Our auditor has expressed substantial doubt about our ability to continue as a going concern.
Our financial statements for the years ended March 31, 2010 and 2009, were prepared assuming that we will continue as a going concern.  As discussed in Note 2 to our financial statements for the years ended March 31, 2010 and 2009, we experienced a continuous loss of $1,176 with stockholders’ deficit of $1,240 since inception.  Our auditor further noted that the continuation of the Company as a going concern through March 31, 2011, is dependent upon the continued financial support of our stockholders.  During the six months ended September 30, 2010, we derived revenue of $288,824 from the provision of IT consulting and programming services resulting in net income of $40,510.  We are dependent upon obtaining one or more credit facilities, financing and or generating revenue from operations to continue operations for the next twelve months.  There can be no assurance that we will be able to secure credit facilities or financing upon reasonable terms, if at all.  As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it may be difficult to evaluate an investment in our stock.
We commenced operations in July 2010 and have not yet launched our online and m-commerce platforms. To date, our revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated.  We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion, our need to obtain long-term sources of financing, our need to establish our marketing, sales and support organizations, and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

We believe that our business will depend on a strong brand identity, and failing to develop and maintain our brand would impair our ability to expand our base of users, advertisers, members, and other partners.
To differentiate us from our competitors, we believe that we will need to develop a strong brand identity.  Developing and maintaining our “Union Hub” brand will be critical to expanding our base of users, advertisers, members, and other partners.  We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the internet and mobile markets.  Our brand may be negatively impacted by a number of factors, including service outages, product malfunctions, and data privacy and security issues.  If we fail to develop, maintain and enhance the “Union Hub” brand, or if we incur excessive expenses in this effort, our business, operating results, and financial condition may be materially and adversely affected.  Developing, maintaining and enhancing our brand will depend largely on our ability to be a technology leader and continue to provide high-quality products and services, which we may not do successfully.

Our business will also depend on continued and unimpeded access to the internet and mobile devices by us and our users.  Internet and mobile phone access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.
Our products and services depend on the ability of our users to access the internet and mobile devices, and certain of our products require significant bandwidth to work effectively.  Currently, this access is provided by companies that have significant and increasing market power in the mobile, broadband and internet access marketplace, including incumbent telephone companies, cable companies, and mobile communications companies.  Some of these providers may take measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings.  Such carrier interference could result in a loss of existing users and advertisers and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth.

More individuals are using devices other than personal computers to access the internet.  If users of these devices do not widely adopt versions of our m-commerce technology, products, or operating systems developed for these devices, our business could be adversely affected.
The number of people who access the internet through devices other than personal computers, including mobile telephones, personal digital assistants (PDAs), smart phones, handheld computers, video game consoles, and television set-top devices, has increased dramatically in the past few years.  While our m-commerce platform will be specified designed for mobile telephone devices, the lower resolution, functionality, and memory associated with some of the other alternative devices may make the use our products and services through such devices more difficult and the versions of our products and services developed for these devices may not be compelling to users, manufacturers, or distributors of alternative devices.  Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result.  As new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our products and services for use on these alternative devices and we may need to devote significant resources to the creation, support, and maintenance of such devices.  If we are unable to attract and retain a substantial number of alternative device manufacturers, distributors, and users to our products and services, or if we are slow to develop products and technologies that are more compatible with alternative devices, we will fail to capture a significant share of an increasingly important portion of the market for online services, which could adversely affect our business.

We anticipate that we will generate a majority of our revenues from advertising, and the reduction in spending by or loss of advertisers could seriously harm our business.
After the launch of our online and mobile platforms, we anticipate generating a significant portion of our revenues from advertising products and services.  We do not expect to enter into long term agreements with advertisers and they will generally be able to terminate their contracts with us at any time.  Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner.  In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns.  If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would negatively harm our revenues and business.

New technologies could block our ads, which would harm our business.
Technologies have been developed that can block the display of certain ads.  We anticipate that a significant portion of our revenues will be derived from fees paid to us by advertisers in connection with the display of ads on web pages and mobile devices.  As a result, ad-blocking technology could adversely affect our operating results.

If we fail to detect click fraud or other invalid clicks, we could lose the confidence of our advertisers, which would cause our business to suffer.
We are exposed to the risk of fraudulent clicks and other invalid clicks on our ads from a variety of potential sources.  We anticipate adopting a policy of refunding fees that our advertisers have paid to us that were later attributed to click fraud and other invalid clicks.  Invalid clicks are clicks that we have determined are not intended by the user to link to the underlying content, such as inadvertent clicks on the same ad twice and clicks resulting from click fraud.  Click fraud occurs when a user intentionally clicks on an ad displayed on a web site for a reason other than to view the underlying content.  While we have implemented systems to identify and reduce fraudulent and invalid clicks, an increase in refunds could negatively affect our profitability and damage our brand.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.
The availability of our products and services depends on the continuing operation of our information technology and communications systems. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Our data centers are also subject to break-ins, sabotage, and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties.  Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities.  The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons, or other unanticipated problems at our data centers could result in lengthy interruptions in our service.  In addition, our products and services are highly technical and complex and may contain errors or vulnerabilities.  Any errors or vulnerabilities in our products and services, or damage to or failure of our systems, could result in interruptions in our services, which could reduce our revenues and profits, and damage our brand.

The complexity of our operations may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our online and mobile platforms.
We have not undertaken significant testing of our online and mobile platforms and they may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released.  If our products or future products contain defects, reliability, quality or compatibility problems that are significant to our users, our reputation may be damaged and users may be reluctant to continue to use our products and services, which could adversely affect our ability to retain and attract new customers, merchants and advertisers.  In addition, these defects or bugs could interrupt or delay sales of affected products and services, result in significant additional development costs and the diversion of technical and other resources from our other development efforts.  We could also incur significant costs to repair or replace defective products.  These costs or damages could have a material adverse effect on our financial condition and results of operations.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.
Our products and services involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability.  Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or customers’ data.  Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.  Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business.  Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.  If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our products and services.
If concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded, arise, our reputation and operating results could be damaged.  While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services are web or mobile based, we expect to store a significant amount of data (including personal information) on our servers.  Any systems failure or compromise of our security that results in the release of our users’ data could seriously limit the adoption of our products and services as well as harm our reputation and brand and, therefore, our business.  We may also need to expend significant resources to protect against security breaches.  The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web and mobile based products and services we offer as well as increase the number of countries where we operate.

Regulatory authorities around the world are considering a number of legislative proposals concerning data protection.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business.  Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.
Our operating results may fluctuate as a result of a number of factors, many outside of our control.  As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance.  Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates.  Our operating results in future quarters may fall below expectations.  Any of these events could cause our stock price to fall.  Each of the risk factors listed in this section and the following factors may affect our operating results:

•	Our ability to continue to attract and retain users, merchants and advertisers to our website and m-commerce platform;
•	Our ability to monetize (or generate revenues from) traffic on our website and m-commerce platform;
•	The amount of revenues and expenses generated and incurred in currencies other than U.S. dollars, and our ability to manage the resulting risk through our foreign exchange risk management program;
•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations, and infrastructure;
•	Our focus on long-term goals over short-term results;
•	The results of our investments in risky projects;
•	Our ability to keep our website and m-commerce platform operational at a reasonable cost and without service interruptions; and
•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.  In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns.  Also, user traffic tends to be seasonal.  Any one of the foregoing factors can cause our results to fluctuate.

We expect to grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.
We expect to achieve our business plan through organic growth as well as acquisitions and investments.  We are in the process of evaluating an array of potential strategic transactions and expect to make one or more acquisitions in the near future.  These transactions could be material to our financial condition and results of operations.  The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures.  The areas where we face risks include:

•	Implementation or remediation of controls, procedures, and policies at the acquired company;
•	Diversion of management time and focus from operating our business to acquisition integration challenges;
•	Coordination of product, engineering, and sales and marketing functions;
•	Transition of operations, users, and customers onto our existing platforms;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Retention of employees from the businesses we acquire;
•	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
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Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
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In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

•	Failure to successfully further develop the acquired technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.  Also, the anticipated benefit of many of our acquisitions may not materialize.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.
We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure.  If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results.  Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures.  To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures.  These systems enhancements and improvements may require significant capital expenditures and management resources.   Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We face intense competition.
Our business is rapidly evolving and intensely competitive, and is subject to changing technology, shifting user needs and frequent introductions of new products and services.  We have many competitors in different industries, includingvertical search engines and e-commerce sites, social networking sites and traditional media companies.  Our current and potential competitors range from large and established companies to emerging start-ups.  Established companies have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources and more established relationships with customers and end users, and they can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing aggressively in research and development, and competing aggressively for advertisers, web sites and online and mobile platforms and applications.  Emerging start-ups may be able to innovate and provide products and services faster than we can.  If our competitors are more successful than we are in developing compelling products or in attracting and retaining users, advertisers, and content providers, our revenues could decline and we may fail to achieve our projected growth rates.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.
Our success depends on providing products and services that make social networking, researching and conducting commercial transactions online and via mobile a more useful and enjoyable experience for our users.  Our competitors are constantly developing innovations inonline and mobile advertising and web and mobile based products and services.  As a result, we must continue to invest significant resources in research and development in order to enhance our online and mobile technologies and our existing products and services and introduce new products and services that people can easily and effectively use.  If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services.  In addition, these new products and services may present new and difficult technology challenges, and we may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues.  Our operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers, and merchants, are not appropriately timed with market opportunities, or are not effectively brought to market.  As online and mobile technologies continue to develop, our competitors may be able to offer products and services that are, or that are seen to be, substantially similar to or better than ours.  This may force us to compete in different ways and expend significant resources in order to remain competitive.

A variety of new and existing U.S. and foreign laws could subject us to claims or otherwise harm our business.
We are subject to a variety of laws in the U.S. and Malaysia that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  Many of these laws were adopted prior to the advent of the internet, mobile platforms and related technologies and, as a result, do not contemplate or address the unique issues of the internet, mobile platforms and related technologies.  The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain.  For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act.  We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.

Because we intend to offer our products and services in Malaysia and other countries throughout Asia, we are subject to risks associated with international operations.
We expect almost all of our user traffic to come from Malaysia and other countries in the Asia Pacific region.  We have limited experience with operations outside of Malaysia and our ability to manage our business and conduct our operations internationally may require considerable management attention and resources in addition to being subject to a number of risks, including the following:

•	Challenges caused by distance, language, and cultural differences and by doing business with foreign agencies and governments;
•	Different scope of protection for intellectual property which may increase the possibility of piracy of our technology and products;
•	Longer payment cycles in some countries;
•	Uncertainty regarding liability for services and content;
•	Credit risk and higher levels of payment fraud;
•	Currency exchange rate fluctuations and our ability to manage these fluctuations under our foreign exchange risk management program;
•	Foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.;
•	Import and export requirements that may prevent us from shipping products or providing services to a particular market and may increase our operating costs;
•	Potentially adverse tax consequences;
•	Higher costs associated with doing business internationally; and
•	Different employee/employer relationships and the existence of workers’ councils and labor unions.

In addition, compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international jurisdictions and could interfere with our ability to offer, or prevent us from offering, our products and services to one or more countries or expose us or our employees to fines and penalties.  These numerous and sometimes conflicting laws and regulations include import and export requirements, content requirements, trade restrictions, tax laws, sanctions, internal and disclosure control rules, data privacy and filtering requirements, labor relations laws, U.S. laws such as the Foreign Corrupt Practices Act, and local laws prohibiting corrupt payments to governmental officials.  Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers, or our employees, prohibitions on the conduct of our business, and damage to our reputation.  Although we intend to implement policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, contractors, or agents will not violate our policies.  Any such violations could include prohibitions on our ability to offer our products and services to one or more countries, and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business, and our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services, and brand.
Our trade secrets, copyrights, and other intellectual property rights are important assets for us.  We intend to seek the widest possible protection for significant product and process developments in its major markets through a combination of trade secrets, trademarks, copyrights and patents.  We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services.  For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet.  Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights is costly and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations.  Changes in patent law, such as changes in the law regarding patentable subject matter, can also impact our ability to obtain patent protection for our innovations.  In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important.  Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

We also seek to register trademarks extensively as a means of protecting the brand names of our products, which brand names become more important once the corresponding patents have expired, if any.  If we are not successful in protecting our trademark rights, our revenue, results of operations and cash flows may be adversely affected.

We intend to maintain certain intellectual property as trade secrets.  The secrecy could be compromised by outside parties, or by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

We may in the future be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages, and could limit our ability to use certain technologies in the future.
Companies in the internet, mobile, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights.  As we grow, we may become subject to an increasing number of the intellectual property rights claims against us.  Our products, services, and technologies may not be able to withstand any third-party claims and regardless of the merits of the claim, as intellectual property claims are often time-consuming and expensive to litigate or settle.  In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our services or practices that are found to be in violation of another party’s rights.

Risks Related to our Operations in Malaysia

We are susceptible to economic conditions in Malaysia where our principal suppliers, users, merchants and advertisers are located.
Our business and virtually all of our m-commerce assets are located in Malaysia.  Currently, all of our sales revenue is generatedfrom customers located in Malaysia.  Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to Malaysia’s economic, political and legal development and related uncertainties.  Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Malaysian government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation,
•	changes in employment restrictions;
•	import duties, and
•	currency revaluation.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.
Our current m-commerce operations are conducted entirely in Malaysia and our operating currency is the Malaysian Ringgit.  Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates.  For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We may implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk.  There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations.  Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
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We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;

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We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;

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We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;

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To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and

•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.
In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period.  To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations.  Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.
We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries.  We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow.  If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries.  Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  If future dividends are paid in the Malaysian Ringgit, fluctuations in the exchange rate for the conversion of the Ringgit into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.  We do not presently have any intention to declare or pay dividends in the future.  You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.
All of our assets are located outside of the United States and all of our current m-commerce operations are conducted in Malaysia.  Moreover, a majority of our directors and officers are nationals or residents of Malaysia.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons.  In addition, there is uncertainty as to whether the courts of Malaysia would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions  of the securities law of the United States or any state thereof, or be competent to hear original actions brought in Malaysia against us or such persons predicated upon the  securities  laws of the United States or any state thereof.

Risks Related to Management, Stockholder Control and Our Securities

We depend heavily on key personnel, and the loss of such key personnel could harm our business.
Our future success depends in significant part upon the continued contributions of key members of our senior management team.  In particular, Weng Kung Wong, our Chief Executive Officer, and Liong Tat Teh, our Chief Financial Officer, are critical to our overall management and the continued development of our technology and strategic direction.  The loss of any of their services could have a material adverse effect on us.  We have not executed employment agreements with these persons and do not carry key-person life insurance on either of them.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.
Our performance largely depends on the talents and efforts of highly skilled individuals.  Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization.  Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our management has limited experience serving as officers of a reporting act company listed on U.S. exchanges or the Over-the-Counter Bulletin Board, which may increase the costs associated with complying with the Sarbanes-Oxley Act and our risk of failing to establish appropriate internal financial reporting controls and procedures.
Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud.  We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls.  We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.
There is currently only a limited public market for our common stock and there can be no assurance that an active trading market will ever develop or be sustained in the future.

 The market price of our Common Stock may be volatile.
The market price of our common stock may be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular.  Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.
SEC Rule 15g-9, as amended, establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  The market price of the Common Stock is currently less than $5.00 per share and therefore may be a “penny stock.” This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

            The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities.  In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.  Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerousabuseswhich could adversely impact investors in our stock.
OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We do not intend to pay dividends on our common stock.
We have never declared or paid any cash dividends on our common stock.  We currently intend to retain any future earnings and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed below.  Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those previously discussed above in the section entitled “Risk Factors.”  UHT reports results on a fiscal year ending March 31.

Currency and exchange rate

Unless otherwise noted, all currency figures quoted as “U.S. dollars”, “dollars” or “$” refer to the legal currency of the United States.  References to “MYR” are to the Malaysian Ringgit, the legal currency of Malaysia.  Throughout this prospectus, assets and liabilities of the Company’s subsidiaries are translated into U.S. dollars using the exchange rate on the balance sheet date.  Revenue and expenses are translated at average rates prevailing during the period.  The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

History

Home Touch Holding Company was incorporated in the state of Nevada on January 26, 2009.  It was originally formed as a holding company for our smart home business which is conducted through our wholly owned subsidiary, Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL.  On January 26, 2009, we acquired HTL through a share exchange transaction in which we exchanged 40,000,000 shares of our Common Stock for 10,000 shares of HTL common stock.  HTL was originally organized under the name Lexing Group Limited in July 2004 and was subsequently renamed Home Touch Limited in 2005.

On July 15, 2010, we effectuated a 1-for-20 reverse stock split, or the Reverse Split, of all issued and outstanding shares of the Company's Common Stock in connection with our plans to attract additional financing and potential business opportunities.  As a result of the Reverse Split, our issued and outstanding shares decreased from 40,000,000 to 2,000,000.

On September 27, 2010, we filed a report on Form 8-K disclosing the sale to certain accredited investors on September 21, 2010, of an aggregate of 1,500,000 shares of our Common Stock at a per share price of $0.10, or $150,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $145,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  Weng Kung Wong, who was appointed our Chief Executive Officer and director on November 15, 2010, purchased 375,000 shares of our Common Stock in this transaction.

On November 15, 2010, we consummated the sale to certain accredited investors of an aggregate of 80,000,000 shares of our Common Stock at a per share price of $0.01, or $800,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $795,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.  Weng Kung Wong, our Chief Executive Officer and director, purchased an additional 12,750,000 shares of our Common Stock in this transaction.

A change of control occurred in connection with the sale of such shares.  David Ng and Stella Wai Yau resigned from their positions as President and Chief Executive Officer of the Company, and as Chief Financial Officer, Chief Operating Officer and Secretary of the Company effective November 15, 2010.  The following individuals were appointed to serve as executive officers of the Company:

Name	Office
Weng Kung Wong	Chief Executive Officer
Liong Tat Teh	Chief Financial Officer
Sek Fong Wong	Secretary

Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were further appointed to serve on our board of directors.

On December 6, 2010, we acquired Union Hub Technology Sdn. Bhd., a company incorporated under the laws of Malaysia, through the Share Exchange.  Pursuant to the Share Exchange, we acquired from the UHT Shareholders all of the issued and outstanding shares of UHT in exchange for the issuance of 16,500,000 shares of our Common Stock.  As a result of the Share Exchange, UHT became our wholly owned subsidiary.  The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Concurrently with the Share Exchange, we sold to Up Pride Investments Limited, a British Virgin Islands limited liability company owned by David Gunawan Ng, and Magicsuccess Investments Limited, a British Virgin Islands limited liability company owned by Stella Wai Yau, all of the issued and outstanding securities of Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL, for cash consideration of $20,000.  In connection with the sale, Mr. Ng and Ms. Yau, our former founders and executive officers, resigned from their positions on our board of directors.  Our smart home business was conducted through HTL, and as result of the sale, we ceased our smart home business operations.  The sale of HTL securities was made pursuant to the terms of a Common Stock Purchased Agreement, or the Common Stock Purchase Agreement, by and among the Company, HTL, Up Pride Investments Limited and Magicsuccess Investments Limited.  We relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in selling the HTL securities.

We are now engaged in the design, development and operation of one or more technologies which enable a community of users to engage in social networking, research and e-commerce on a mobile platform, or the m-commerce business.  We intend to conduct our m-commerce business through UHT.

Overview of UHT

Union Hub Technology Sdn. Bhd., the “Company”, or “we” or “us”, was registered as a limited liability company under Companies Act 1965 in Malaysia on February 22, 2008 as River Victory Sdn. Bhd.  On April 17, 2008, the Company changed its name to SDN Products Sdn. Bhd.  On September 28, 2010, the Company further changed its current name to Union Hub Technology Sdn. Bhd.

UHT isa pre-product launch company operating in the online and mobile commerce, or m-commerce, and mobile payment industries.  From our inception to March 31, 2010, we had no significant operations and were considered a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”.  In July 2010, we began providing IT consulting and programming services in Malaysia as a means of generating revenue.  As of September 30, 2010, we were no longer considered as a development stage company as defined by FASB ASC Topic 915, “Development Stage Entities”.

We seek to develop proprietary technologies that enable a community of users to engage in social networking, research and e-commerce on both an online and mobile platforms.  Through strategic partnerships, acquisitions and or organic development we also intend to provide additional online and m-commerce services including the delivery of internet and mobile advertisements and the development and operation of one or more loyalty systems to attract and retain a community of buyers, merchants and advertisers.  We plan to launch our online presence at www.uht.my during the first quarter of 2011.  We expect to launch our m-commerce platform during the second quarter of  2011.

Results of Operations

Comparison of six months ended September 30, 2010 and six months ended September 30, 2009

The following table compares our revenue for the six months ended September 30, 2010 to the six months ended September 30, 2009:

	For the Six Months Ended September 30,		$	%
	2010	2009	Change	Change

Revenues	$288,824	$-	$288,824	NM
Cost of revenue	172,958	-	172,958	NM
Gross profit	115,866	-	115,866	NM
Selling, general and administrative expenses	64,916	135	64,781	NM
Other income (expense)	(313)	-	(313)	NM
Income tax expense	(10,127)	-	(10,127)	NM
Net income (loss)	40,510	(135)	40,645	NM
*NM means not meaningful

Revenue.  In July 2010, we commenced our business operations.  As a result, we generated net revenue of $288,824 for the six months ended September 30, 2010, as compared to $0 for the six months ended September 30, 2009.

Cost of Revenue.  Our cost of revenue as a percentage of revenue was 59.9% for the six months ended September 30, 2010 compared to 0% for the same period in 2009.  The increase is primarily attributable to the commencement of our business operations during the six months ended September 30, 2010.  Cost of revenue consisted primarily of software purchase costs and costs of labor that are directly attributable to the sale of software products.

Gross Profit.  We achieved a gross profit of $115,866 for the six months ended September 30, 2010, as compared to $0 for the same period in 2009.  The increase is attributable to the commencement of our business operations in July 2010.

Selling, General and Administrative Expenses (“SG&A”).  We incurred SG&A expenses of $64,916 for the six months ended September 30, 2010, representing an increase of $64,781, as compared to $135 for the six months ended September 30, 2009.  The increase in SG&A is primarily attributable to the commencement of our business operations in July 2010.  SG&A as a percentage of revenue was 22.5% for the six months ended September 30, 2010.

Other Income (Expense).  We incurred other expenses of $313 for the six months ended September 30, 2010, as compared to $0 for the six months ended September 30, 2009.  The increase is attributable primarily to interest incurred in connection with financing the purchase of a motor vehicle on or about the commencement of our business operations.

Income Tax Expense.  We recorded income tax expenses of $10,127 for the six months ended September 30, 2010, as compared to $0 for the six months ended September 30, 2009.  The increase is primarily attributable to the commencement of our business operations in July 2010.  Tax expense as a percentage of income before income tax was 20% for the six months ended September 30, 2010.

Comparison of the years ended March 31, 2010 and the years ended March 31, 2009

The following table compares our revenue for the years ended March 31, 2010 to the years ended March 31, 2009:

	For the Years Ended March 31,		$	%
	2010	2009	Change	Change
Revenues	$0	$0	$0	0
Cost of revenue	0	0	0	0
Gross profit	0	0	0	0
Selling, general and administrative expenses	(494)	(682)	(188)	(27.6)
Other income (expense)	0	0	0	0
Income tax expense	0	0	0	0
Net income (loss)	(494)	(682)	188	(27.6)

Revenue.  We did not generate any net revenue for the years ended March 31, 2010 and 2009.  During these periods, we did not engage in any significant operations and were considered a development stage company.

Gross Profit.  We did not achieve any gross profits for the years ended March 31, 2010 and 2009.  During these periods, we did not engage in any significant operations and were considered a development stage company.

Selling, General and Administrative Expenses (“SG&A”).  We incurred SG&A expenses of $494 for the year ended March 31, 2010, representing a decrease of $188, or 27.6%, as compared to $682 for the year ended March 31, 2009.  The decrease in SG&A is primarily attributable to absence of non-recurring expenses incurred by us in connection with incorporating UHT.

Other Income (Expense).  We did not incur any other expensesfor the years ended March 31, 2010 and 2009.  During these periods, we did not engage in any significant operations and were considered a development stage company.

            Income Tax Expense.  We did not record any income tax expenses for the years ended March 31, 2010 and 2009.  During these periods, we did not engage in any significant operations and were considered a development stage company.

Liquidity and Capital Resources

Sources of Liquidity.  We commenced business operations in July 2010 and generated net income of $40,510 for the six months ended September 30, 2010.  To date, we have financed our operations through private placements of our common stock which are summarized below:

Private Placement Transactions	Gross Proceeds
Sale of 999,998 UHT shares of common stock on 9/30/2010	$323,760
Sale of 1,500,000 shares of the Company’s common stock on 9/27/2010	$150,000
Sale of 80,000,000 shares of the Company’s common stock on 11/15/2010	$800,000
Total:	$1,273,760

Net Cash Provided By Operating Activities.  For the six months ended September 30, 2010, net cash provided by operating activities was $43,087, which consisted primarily of net income of $40,510, an increase in accrued liabilities of $37,472, an increase in income tax payable of $10,127 and an increase in deferred revenue of $1,246, offset by an increase in deposits and other receivables of $50,474.  For the six months ended September 30, 2009, net cash used in operating activities was $86,645, all of which is attributable to a decrease in accrued liabilities and other payables.

For the year ended March 31, 2010, net cash used in operating activities was $88,912, which consisted primarily of a decrease of $88,418 in accrued liabilities and other payables and $494 of net loss.  For the year ended March 31, 2009, net cash provided by operating activities was $89,848, consisting primarily of an increase of $90,530 in accrued liabilities and other payables as offset by $682 of net loss.

Net Cash Used in Investing Activities.  For the six months ended September 30, 2010, net cash used in investing activities was $70,097, all of which was attributable to plant and equipment purchases.  We did not engage in investing activities for the six months ended September 30, 2009, and the years ended March 31, 2010 and 2009.

Net Cash Provided By Financing Activities.  For the six months ended September 30, 2010, net cash provided by financing activities was $322,391, consisting primarily of $323,760 of proceeds from the sale of UHT’s common stock and offset by payments of $1,369 on a finance lease.  We did not engage in any financing activities for the six months ended September 30, 2009, and the years ended March 31, 2010 and 2009.

Funding Requirements.  We expect to incur greater expenses, including expenses related to the hiring of sales personnel and the establishment of international offices in the near future.  We expect that our general and administrative expenses will also increase as we expand our finance and administrative staff, add infrastructure, and incur additional costs related to being a public company, including directors’ and officers’ insurance, investor relations programs, and increased professional fees.  Our future capital requirements will depend on a number of factors, including the timing of future business acquisitions, if any, the costs involved in preparing, filing, prosecuting, maintaining, defending, and enforcing our intellectual property rights, the acquisition of strategic partnerships, the status of competitive products, the availability of financing, and our success in developing markets for our products and services.

We believe that the net proceeds from our recent private placement transactions, together with our existing cash, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through the end of the first quarter of 2012.  We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect, especially if we acquire one or more businesses or choose to expand our product development efforts more rapidly than we presently anticipate.  In addition, we may decide to raise additional funds even before we need them if the conditions for raising capital are favorable.  In such event, we may finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements.  We may also seek to sell additional equity or debt securities or obtain one or more credit facilities.  We do not currently have any commitments for future external funding.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We have identified certain accounting policies that are significant to the preparation of our financial statements.  These accounting policies are important for an understanding of our financial condition and results of operations.  Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments.  We believe the following accounting policies are critical in the preparation of our financial statements.

Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported.  Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any.  Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Depreciable life
Motor vehicle	5 years

Expenditure for maintenance and repairs is expensed as incurred.  The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the period ended September 30, 2010 and 2009 was $4,206 and $0, respectively.

Impairment of long-life assets

Long-lived assets primarily include plant and equipment.  In accordance with Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets,” the Company periodically reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate.  Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset.  If an impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis.  Determining the fair value of long-lived assets includes significant judgment by management, and different judgments could yield different results.  There has been no impairment as of September 30, 2010.

Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases.  Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value.  At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments.  The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company.  The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30,“Imputation of Interest”.

Revenue recognition

Revenues from the sale of software products are recognized and billed upon delivery of the product provided that persuasive evidence of an arrangement exists, collection is probable, payment terms are fixed or determinable and no significant obligations remain, in accordance with ASC Topic 605, “Revenue Recognition”.

The Company generally sells the software products under multiple element arrangements at the fixed fee, based upon the customers’ specifications or modifications, bundled with maintenance and support service for a certain period of time.  Maintenance and support service consists of technical support and software upgrades and enhancements.  The Company allocates the total arrangement fee among each element based on vendor-specific objective evidence of the relative fair value of each of the elements.  The Company limits its assessment of fair value of each element to the price charged when the same element is sold separately.  If the fair value of each element in a multiple element arrangement cannot be reliably determined, and if the fair value of any undelivered element cannot also be reliably determined, all revenue under the arrangement is deferred until such time as the only remaining undelivered element is maintenance and support, at which time revenue is recognized over the remaining maintenance and support service period.  Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue, assuming collection is probable.   For the billed software product sales, the revenue from the undelivered element is included in deferred revenue and amortized ratably to revenue over its contractual term, typically one year.

Cost of revenue

Cost of revenue primarily includes the purchase cost of software and the labor cost that are directly attributable to the sale of software products.

Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources.  Accumulated comprehensive income, as presented in the accompanying condensed statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Income taxes

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”).  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in the financial statements uncertain tax positions taken or expected to be taken on a tax return.  Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.  Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the periods ended September 30, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions.  As of September 30, 2010, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction.  As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates.  The resulting exchange differences are recorded in the condensed statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying condensed financial statements have been expressed in US$.  In addition, the Company maintains its books and records in a local currency, Malaysian Ringgit (“MYR”), which is functional currency as being the primary currency of the economic environment in which its operation is conducted.  In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date.  Revenues and expenses are translated at average rates prevailing during the period.  The gains and losses are recorded as a separate component of accumulated other comprehensive income within the condensed statements of stockholders’ equity.

Translation of amounts from MYR into US$1 has been made at the following exchange rates for the respective periods:
	September 30, 2010	September 30, 2009
Period-end MYR1 : US$1 exchange rate	3.0887	3.4870
Average period MYR1 : US$1 exchange rate	3.2096	3.5454

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.  Companies are also considered to be related if they are subject to common control or common significant influence.

Segment reporting

ASC Topic 280,“Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements.  For the period ended September 30, 2010, the Company operates one reportable business segment in Malaysia.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.  ASU No. 2010-13 provides guidance on the classification of a share-based payment award as either equity or a liability.  A share-based payment that contains a condition that is not a market, performance, or service condition is required to be classified as a liability.  ASU No. 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010 and is not expected to have a significant impact on the Company’s financial statements.

In July 2010, the FASB issued new accounting guidance that will require additional disclosures about the credit quality of loans, lease receivables and other long-term receivables and the related allowance for credit losses.  Certain additional disclosures in this new accounting guidance will be effective for the Company on December 31, 2010 with certain other additional disclosures that will be effective on March 31, 2011.  The Company does not expect the adoption of this new accounting guidance to have a material impact on its consolidated financial statements.

PROPERTY

On October 29, 2010, we leased from Atomic Vision Sdn. Bhd. approximately 1400 square feet of office space at our headquarters located at 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia at a monthly rate of RM 2,500, which is approximately US $609.  Our lease expires November 30, 2012.  Weng Kung Wong, our Chief Executive Officer and director, owns 50% of Atomic Vision Sdn. Bhd.

We believe that our current facilities are adequate for our current needs.  We intend to secure new facilities or expand existing facilities as necessary to support future growth.  We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 6, 2010, by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.  As of December 6, 2010, we had 100,000,000 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 6, 2010.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 6, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock
Weng Kung Wong (1)	13,125,000	13.13%
Liong Tat Teh (1)	0	* %
Sek Fong Wong (1)	0	* %
Wooi Khang Pua	8,250,000	8.25%
Kok Wai Chai	8,250,000	8.25%
All executive officers and directors as a group (three persons)	13,125,000	13.13%
 *  Less than 1%
(1) On November 15, 2010, Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were appointed to serve as our Chief Executive Officer, Chief Financial Officer and Secretary, respectively.  Messrs. Wong and Teh and Ms. Wong were appointed to serve on our board of directors on November 15, 2010.

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is information regarding our current directors, executive officers and director nominee.

Name	Age	Position
Weng Kung Wong	38	Chief Executive Officer and Director
Liong Tat Teh	51	Chief Financial Officer and Director
Sek Fong Wong	32	Secretary and Director

Weng Kung Wong, age 38, joined us as our Chief Executive Officer and Director on November 15, 2010.  He founded Mobile Wallet Sdn. Bhd., MWSB, one of the first Malaysian m-commerce companies, in 2004 and currently serves as its Executive Director and Chief Executive Officer.  Prior to founding MWSB, Mr. Wong served as an Agency Unit Manager of MAA Insurance from April, 2001 to November, 2003.  From January, 2000 to April, 2001, he was the Marketing Director of Spider Holding Sdn. Bhd., an herb products distribution company.  Mr. Wong began his professional career in 1995 with Forever Living Products, a health products multilevel marketing company, where he spent four years in positions of accelerating responsibility in the areas of business development and marketing.  Mr. Wong obtained bachelors degree in Management Information Systems from the National Central University of Taiwan in 1995.

Liong Tat Teh, age 51, joined us as our Chief Financial Officer on November 15, 2010.  He has more than 27 years’ of professional accounting and financial experience.  Mr. Teh is currently the Financial Controller of MW Group.  Prior to joining MW Group in February, 2008, Mr. Teh served as the Financial Controller of Ikhmas Jaya Sdn. Bhd., a construction and civil engineering company, from February, 1995 to January, 2008.  From June, 1993 to February, 1995, Mr. Teh was a Group Accountant of Mitrajaya Holding Bhd., a construction engineering company.  Prior to joining Mitrajaya Holding Bhd., Mr. Teh was a Finance Manager for Vorwerk (M) Sdn. Bhd., a Malaysian subsidiary of Vorwerk International based in Germany, a distributor of household appliances, from December, 1992 to June, 1993.  From March, 1989 to December, 1992, Mr. Teh worked as Accountant at Tasima Footwear Sdn Bhd.  Mr. Teh graduated from Kolej Tunku Abdul Rahman Malaysia in 1983 with a Diploma in Cost and Management Accounting, and attained a fellowship at the Chartered Institute of Management Accountants of United Kingdom.  Mr. Teh has been a Chartered Accountant registered with Malaysian Institute of Accountants since 1995.

Sek Fong Wong, age 32, joined us as our Secretary on November 15, 2010.  She is also the Assistant Administration Manager of MWPAY Sdn. Bhd., the marketing and distribution arm of Mobile Wallet Group.  Prior to joining MWPAY, Ms. Wong served as the Personal Assistant of Bioworld Resource Sdn. Bhd., a multilevel marketing arm of CEEBEE Groups of companies, promoting health food from September, 2005 to April, 2008.  From August, 2000 to September, 2005, Ms. Wong was actively involved in Gerakan Belia Bersatu Malaysia (GBBM), a youth movement NGO.  She is a Central Committee Member of GBBM and represents the country of Malaysia in various conferences and activities located in Malaysia and elsewhere.  Miss Wong received a bachelor degree in Chemistry and Biology from Kolej Tunku Abdul Rahman Malaysia in 2000.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

•
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements

We have not entered into any written employment agreements with our officers and directors.  Our officers currently do not receive compensation in connection with his or her service as executive officers.  The Company anticipates entering into compensation arrangements with these officers in the future upon mutually agreeable terms.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Officers are elected by and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, as of March 31, 2010 and 2009,to each of the following named executive officers.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Weng Kung Wong (1)	2010	0	0	0	0	0
(Chief Executive Officer)	2009	0	0	0	0	0

David Ng (2)	2010	3,205	0	0	0	3,250
(Chief Executive Officer and President)	2009	22,436	0	0	0	22,436
(1)	Weng Kung Wong was appointed to serve as our Chief Executive Officer on November 15, 2010.
(2)
David Ng resigned from his positions as President and Chief Executive Officer of the Company on November 15, 2010, and his position as our director on December 6, 2010.  All compensation paid to Mr. Ng was paid in Hong Kong Dollars, the functional currency of our smart home business.  Hong Kong Dollars was converted into United States Dollars using the exchange rate prevailing at the dates of payment at an annual average rate of 7.8 and 7.8 for fiscal years ended 2010 and 2009, respectively.

Narrative Disclosure to Summary Compensation Table

Our executive officers are not party to written employment agreements.  Except as described below, our executive officers do not receive compensation in connection with their services as executive officers of the Company.  Our executive officers are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf.

Stella Wai Yau.  Ms. Yau did not receive a salary for the year ended March 31, 2009.  Ms. Yau received a salary of HKD 20,000, or approximately $2,564, for the year ended March 31, 2010.  Ms. Yau resigned from her positions as Chief Financial Officer, Chief Operating Officer and Secretary of the Company on November 15, 2010, and her position as our director on December 6, 2010.

Outstanding Equity Awards at the End of the Fiscal Year

There are no options, warrants or convertible securities outstanding.  At no time during the last fiscal year with respect to any of any of our executive officers was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table..

Director Compensation

We do not provide compensation to any of our directors for serving as our director.  We currently have no formal plan for compensating our directors for their services in their capacity as directors.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

Our board of directors is comprised of Weng Kung Wong, Liong Tat Teh and Sek Fong Wong.  Messrs. Wong and Teh and Ms. Wong are our Chief Executive Officer, Chief Financial Officer and Secretary, respectively. The entire board of directors performs the functions that would be performed by a compensation committee.  All of the directors participate in deliberations concerning the compensation paid to executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

Our board of directors currently consists of threemembers: Weng Kung Wong, Liong Tat Teh and Sek Fong Wong.  As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”  As of the date hereof, none of our directors would qualify as “independent” under standards of independence set forth by a national securities exchange or an inter-dealer quotation system.

Transactions with Related Persons, Promoters and Certain Control Persons

Lease From Atomic Vision

On October 29, 2010, we leased from Atomic Vision Sdn. Bhd. approximately 1400 square feet of office space at our headquarters located at 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia at a monthly rate of RM 2,500, which is approximately US $609.  Our lease expires November 30, 2012.Weng Kung Wong, our Chief Executive Officer and director, owns 50% of Atomic Vision Sdn. Bhd.

Transaction With MWPAY

On August 20, 2010, we engaged MWPAY Sdn. Bhd. to develop certain aspects of our m-commerce platform for cash consideration of MYR 550,000, or approximately, US $171,362.  The development project was completed on or around August 19, 2010.  Weng Kung Wong, our Chief Executive Officer and director, owns 35.28% of MWSB, which is the parent company of MWPAY.

Transactions With Home Touch Services Limited

During the six months ended September 30, 2010, we did not sell any of our products and services to Home Touch Services Limited.  Home Touch Services Limited is controlled by David Gunawan Ng and Stella Wai Yau, our directors.

As of September 30, 2010, we received customer deposits of $22,154 from Home Touch Services Limited relating to the service agreement of intelligent home system solutions with contract values of $55,385, at their then current market values in a normal course of business.

Transactions With Technics Group Limited

During the six months ended September 30, 2010, we leased a portion of our premises to Technics Group Limited, which is controlled by David Gunawan Ng and Stella Wai Yau, our directors.  We received $15,385 as sublease income for the six months ended September 30, 2010.

As of September 30, 2010, a balance of $6,414 due from Technics Group Limited represented temporary advances to Technics Group Limited.  The balance was unsecured, non-interest bearing and repayable within the next twelve months.

We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties.  Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “HMTO” and has very limited trading.  An established public trading market has not yet developed for shares of our Common Stock and there can be no assurance that an established public trading market will ever develop, or if developed, sustained.

Holders of Common Stock

As of December3, 2010, there were of record approximately 83 holders of our Common Stock.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.  We plan to retain any earnings to finance the development of the business and for general corporate purposes.

Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant.  We can pay dividends only out of our profits or other distributable reserves and dividends or distribution will only be paid or made if we are able to pay our debts as they fall due in the ordinary course of business.

RECENT SALES OF UNREGISTERED SECURITIES

On September 27, 2010, we filed a report on Form 8-K disclosing the sale to certain accredited investors on September 21, 2010, of an aggregate of 1,500,000 shares of our Common Stock at a per share price of $0.10, or $150,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $145,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  Weng Kung Wong, who was appointed our Chief Executive Officer and director on November 15, 2010, purchased 375,000 shares of our Common Stock in this transaction.

On November 15, 2010, we consummated the sale to certain accredited investors of an aggregate of 80,000,000 shares of our Common Stock at a per share price of $0.01, or $800,000 in the aggregate, in accordance with the terms and conditions of certain subscription agreements made with such investors.  The Company received net proceeds of approximately $795,000 from the sale of the shares and intends to use the net proceeds for general corporate purposes.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.  Weng Kung Wong, our Chief Executive Officer and director, purchased an additional 12,750,000 shares of our Common Stock in this transaction.

A change of control occurred in connection with the sale of such shares.  David Ng and Stella Wai Yau resigned from their positions as President and Chief Executive Officer of the Company, and as Chief Financial Officer, Chief Operating Officer and Secretary of the Company effective November 15, 2010.  The following individuals were appointed to serve as executive officers of the Company:

Name	Office
Weng Kung Wong	Chief Executive Officer
Liong Tat Teh	Chief Financial Officer
Sek Fong Wong	Secretary

Weng Kung Wong, Liong Tat Teh and Sek Fong Wong were further appointed to serve on our board of directors.  Mr. Ng and Ms. Yau remain on our board of directors.  Our board of directors currently is comprised of five members.

On December 6, 2010, we acquired Union Hub Technology Sdn. Bhd., a company incorporated under the laws of Malaysia, through the Share Exchange.  Pursuant to the Share Exchange, we acquired from the UHT Shareholders all of the issued and outstanding shares of UHT in exchange for the issuance of 16,500,000 shares of our Common Stock.  As a result of the Share Exchange, UHT became our wholly owned subsidiary.  The shares were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Concurrently with the Share Exchange, we sold to Up Pride Investments Limited, a British Virgin Islands limited liability company owned by David Gunawan Ng, and Magicsuccess Investments Limited, a British Virgin Islands limited liability company owned by Stella Wai Yau, all of the issued and outstanding securities of Home Touch Limited, a Hong Kong Special Administrative Region of China corporation, or HTL, for cash consideration of $20,000.  In connection with the sale, Mr. Ng and Ms. Yau, our former founders and executive officers, resigned from their positions on our board of directors.  Our smart home business was conducted through HTL, and as result of the sale, we ceased our smart home business operations.  The sale of HTL securities was made pursuant to the terms of a Common Stock Purchased Agreement, or the Common Stock Purchase Agreement, by and among the Company, HTL, Up Pride Investments Limited and Magicsuccess Investments Limited.  We relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended, or the Securities Act, in selling the HTL securities.

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Articles of Incorporation and Bylaws.  We refer you to our Articles of Incorporation and to Bylaws, copies of which have been filed as exhibits to this report.

Common Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 100,000,000 shares of common stock with a nominal par value of $.001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Under our articles of incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.  We have no current plan to issue any shares of preferred stock.

Options

As of December 6, 2010, we had no outstanding options to purchase shares of our common stock.

Anti-takeover Provisions

Some of the provisions of Nevada law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Our articles of incorporation or bylaws provide that:

•	our board of directors may designate the terms of, and issue a new series of preferred stock with, voting or other rights without stockholder approval;
•	a majority of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval;
•	our stockholders may not cumulate votes in the election of directors; and
•
we will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions of our articles of incorporation or bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations.  These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  These laws will apply to us if we conduct business in Nevada directly or indirectly through an affiliated corporation and have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.  These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.  Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.  These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder.  Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting, no earlier than three years after the date that the person first became an interested stockholder.  These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws.  We have not made such an election in our Articles of Incorporation.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Globex Transfer, LLC, located at 780 Deltona Boulevard, Suite 202, Deltona, FL 32725, with a telephone number of (386) 206-1133.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law generally permits us to indemnify our directors, officers, employees and agents.  The Nevada Revised Statutes permit a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person (i) is not liable for a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  No indemnification, however, shall be made in respect of any claim, issue or matter as to which such person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Nevada law requires that a corporation must indemnify a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding of the type described in the second sentence of the foregoing paragraph, to the extent such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding.  Any permissive indemnification permitted under Nevada law may be made only as authorized in each specific case upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct, with such determination to be made by either (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (if either a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders or if such a quorum cannot be obtained).

Our Bylaws provide that we have the power to indemnify, to the fullest extent legally permissible under the corporations law of the State of Nevada, directors or officers of the Company for all expenses and loss incurred by each such person who is a party, is threatened to be made a party to, or is involved in any action, suit or proceedings (whether civil, criminal, administrative investigative) by reason of the fact that the person is, or was a director or officer of the Company or serving at the request of the Company or for the benefit of the Company as a director or office of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise.  The Company will pay the expenses incurred by such person in connection with the defense of a civil or criminal action suit or proceeding as such expenses are incurred and before the final disposition of the proceeding in question upon receipt of an undertaking by such person to repay the amount if it is determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.  The right to indemnification does not exclude any other rights to which the person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under Nevada law or otherwise, the Company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We expect to enter into indemnification agreements with our directors and officers pursuant to whom we will agree to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

 We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

 Item 3.02  Unregistered Sales of Equity Securities

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 4.01  Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.01  Changes In Control of the Registrant

The disclosure provided under Item 2.01 above is hereby incorporated by reference.  Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in a change in control.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The disclosure provided under Item 2.01 above relating to the departure of certain directors is hereby incorporated by reference.

Item 8.01  Other Events.

Not applicable.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(i)
The audited balance sheet of Union Hub Technology Sdn. Bhd. (formerly SND Products Sdn. Bhd.), a development stage company, as of March 31, 2010 and 2009 and the related statements of operations and comprehensive loss, cash flows and stockholders’ deficit for the years ended March 31, 2010 and 2009 and for the period from February 22, 2008 (Inception) to March 31, 2010, together with the Report of Independent Auditors, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(ii)
The unaudited condensed financial statements of Union Hub Technology Sdn. Bhd., for the six months ended September 30, 2010 and 2009, are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(b)	Pro forma financial information.

(i)
The unaudited pro forma financial information included with this current report of Form 8-K has been prepared to illustrate the pro forma effects for the acquisition of UHT and the disposition of HTL.  The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statement of operations the six months ended September 30, 2010 and the year ended March 31, 2010, are filed herewith as Exhibit 99.3.

The unaudited pro forma condensed financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the UHT acquisition and HTL disposal had occurred on the first day of the period presented.The unaudited pro forma financial statements should not be construed as being representative of our future operating results or financial position and should be read in conjunction with:
• The Accompanying notes to the unaudited pro forma condensed financial statements;
• UHT’s audited financial statements and notes for the years ended March 31, 2010, and 2009; and
• UHT’s unaudited financial statements and notes for six months ended September 30, 2010, and 2009.

(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated December 6, 2010, by and between Home Touch Holding Company, on the one hand, and Union Hub Technology Sdn. Bhn., Wooi Khang Pua and Kok Wai Chai, on the other hand.
2.2	Articles of Exchange. (1)
2.3	Share Exchange Agreement, dated January 26, 2009, by and between Home Touch Holding Company and Home Touch Limited.(1)
3.1	Articles of Incorporation of Home Touch Holding Company. (2)
3.2	Bylaws of Home Touch Holding Company. (2)
4.1	Specimen common stock certificate. (3)
10.1	Common Stock PurchaseAgreement, dated December 6, 2010, by and among Home Touch Holding Company, Home Touch Limited, Up Pride Investments Limited and Magicsuccess Investments Limited.
10.2	Form of Subscription Agreement, dated September 21, 2010, by and between Home Touch Holding Company and certain accredited investors. (4)
10.3	Form of Subscription Agreement, dated November 15, 2010, by and between Home Touch Holding Company and certain accredited investors. (5)
10.4	Tenancy Agreement (Commercial), dated October 29, 2010, by and between Atomic Vision Sdn. Bhd. and Union Hub Technology Sdn. Bhd.
21.1	Subsidiaries of Registrant.
99.1
Audited balance sheet of Union Hub Technology Sdn. Bhd. (formerly SND Products Sdn. Bhd.), a development stage company, as of March 31, 2010 and 2009 and the related statements of operations and comprehensive loss, cash flows and stockholders’ deficit for the years ended March 31, 2010 and 2009 and for the period from February 22, 2008 (Inception) to March 31, 2010, and related notes thereto.

99.2	Unaudited condensed financial statements of Union Hub Technology Sdn. Bhd., for the six months ended September 30, 2010 and 2009, and related notes thereto.
99.3
Unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statement of operations the six months ended September 30, 2010 and the year ended March 31, 2010, and related notes thereto.

(1)	Incorporated by reference from Amendment No. 2 to our registration statement filed on Form S-1 with the Securities and Exchange Commission on September 2, 2009.
(2)	Incorporated by reference from our registration statement filed on Form S-1 with the Securities and Exchange Commission on April 22, 2009.
(3)	Incorporated by reference from Exhibit 4.1 to Form 10-Q filed with the Securities and Exchange Commission on August 16, 2010.
(4)	Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2010.
(5)	Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TOUCH HOLDING COMPANY
Dated: December 6, 2010

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer